UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2023

COLUMBIA CARE INC.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Fifth Ave., 24th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 634-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2023, Rosemary Mazanet, M.D., PhD. was appointed to the board of directors (the “Board”) of Columbia Care Inc., a British Columbia corporation (“Columbia Care”). Dr. Mazanet was recommended for appointment by Columbia Care’s Nominating and Governance Committee for her ability to contribute and add value to the Board based on her extensive medical, scientific, Columbia Care, industry, and public company experience.

Dr. Mazanet began advising Columbia Care in 2013, joined its Scientific Advisory Board as its Chair in 2015 and was appointed Columbia Care’s Chief Scientific Officer in 2017. Dr. Mazanet began her career in Internal Medicine and Oncology at the Brigham and Women’s Hospital and the Dana Farber Cancer Institute before starting at Amgen in the early 1990s as the head of Clinical Research. At Amgen, Dr. Mazanet held broad responsibilities as one of the first U.S. trained clinician scientists in her field, where she led multiple successful product development initiatives, including FDA panel presentations for ground-breaking stem-cell therapies such as Neupogen. Following her time at Amgen, she moved into public equity in 1998 when she joined Oracle Partners LLC in New York as a General Partner. Since that time, she has been a presence in public and private equity biotech and specialty pharma investments. In addition to the Columbia Care Board of Directors, Dr. Mazanet is also an Emeritus Trustee at the University of Pennsylvania School of Medicine and the Co-Chair of the Leonard Davis Institute Executive Advisory Board at The Wharton School of the University of Pennsylvania. Dr. Mazanet graduated magna cum laude from the University of Virginia and completed her graduate work at the University of Pennsylvania Medical School and Harvard Medical School.

In connection with Dr. Mazanet’s transition from Chief Scientific Officer, Columbia Care and Dr. Mazanet entered into a transition and release of claims agreement, dated August 31, 2023 (the “Transition Agreement”), pursuant to which Dr. Mazanet agreed to release any claims arising from or relating to her employment with Columbia Care and will receive severance pay of $26,250 per month for a period of 18 months, for a total of $472,500. The severance payments under the Transition Agreement may be converted to restricted stock units upon mutual agreement of Columbia Care and Dr. Mazanet. In addition, Dr. Mazanet’s unvested restricted stock units and performance share units will continue to vest, subject to applicable performance conditions and Dr. Mazanet’s continued service as a director on the Board through any applicable vesting dates.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Transition Agreement, and such description is qualified in its entirety by reference to the full text of the agreement, which will be filed with Columbia Care’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA CARE INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer & General Counsel

Date: September 12, 2023